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EXHIBIT 10.35 CONSULTING AGREEMENT WITH RUSSELL VAN ZANDT

THIS CONSULTING SERVICES AGREEMENT made as of the 1st day of October, 2003.

BETWEEN:

VERIDIEN CORPORATION., a corporation incorporated under the laws of Delaware

(the "Company")

                                                               OF THE FIRST PART

         - and -

         RUSSELL VAN ZANDT

         (the "Consultant")

                                                              OF THE SECOND PART

WHEREAS the Consultant provides, inter alia, Management consulting services to companies in the medical supply/service field;

AND WHEREAS the Company carries on business as the provider of disinfectant and other healthy lifestyle products.

NOW THEREFORE this Agreement witnesseth that in consideration of the premises and the mutual covenant hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by each party hereto, the parties hereto covenant as follows:

1. During the period of this Agreement and subject to the provisions of this Agreement, the Company hereby retains the Consultant to furnish consulting services, such services to include, without limiting the generality and foregoing, assistance in the following areas:

         i.       Sales Management support;

         ii.      Internet sales support;

         iii.     Business Development;

         iv. such other services and projects as the Company may request from time to time.

2. The Consultant agrees to commit at least one-half of his time to carrying out the responsibilities contemplated under this Agreement.

3. The Consultant covenants and warrants with the Company, which covenants and warranties shall survive the term of this Agreement;

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         a)       To keep all information regarding the Company or its
                  affiliates confidential and not disclose such information without written acknowledgement from the Company permitting such disclosure;

         b) To keep all information concerning the investors and collection activity confidential and not to disclose such information without a written acknowledgement from the Company permitting such disclosure.

4. The Company shall pay the Consultant at the monthly rate of Two Thousand Five Hundred Dollars ($2,500.00), such fee to be billed monthly and paid within five (5) business days after receipt of an invoice. Consultant shall be responsible for all remittances.

5. Beginning in 2004, the Company shall pay the Consultant a quarterly grant of 100,000 shares of restricted common stock.

6. The Company shall pay the Consultant a commission of 10%, to a maximum of $100,000, on new business generated for the Company by the direct efforts of the Consultant.

7. This Agreement shall take effect on the 1st day of October 2003 and shall continue in full force and effect until December 31, 2004. This Agreement may be terminated by the Company upon ninety (90) business days notice in writing to the Consultant. This Agreement may be terminated by the Consultant upon ninety (90) business days notice in writing to the Company.

8. Except as otherwise provided herein, it is expressly understood and agreed than in performing its duties hereunder, the Consultant is not acting as an agent of the Company.

9. This Agreement shall not be changed, modified, terminated, or discharged in all or in part except by instrument in writing signed by the parties hereto.

10. All notices between the parties shall be in writing and shall be deemed to have been validly given and delivered to the respective parties and their addresses shown below:

           The Company:                         And to the Consultant:

           2875 MCI Drive, Unit B               100 Beach Drive N.E., Suite 1002
           Pinellas Park, FL 33782              St. Petersburg, FL 33701

11. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

IN WITNESS WHEREOF the parties hereto have executed this Consulting Services Agreement as of the day and year first above written.

                                         VERIDIEN CORPORATION
                                         Per:/s/ Sheldon C. Fenton

                                             /s/ Russell Van Zandt
                                         -------------------------
                                         Russell Van Zandt

Ratified by the Board of Directors at their meeting December 16, 2003. /i/ SCF